Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Invacare Holdings Corporation 2023 Management Incentive Plan of our report dated April 14, 2023, with respect to the consolidated financial statements and financial statement schedule of Invacare Corporation and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Cleveland, Ohio
June 6, 2023